Exhibit 99.2

Devon Energy Announces Pricing of Maximum Tender Offers

8/18/2016

OKLAHOMA CITY—(BUSINESS WIRE)—Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon Energy”) today announced the consideration payable in connection with its previously announced tender offers (the “Maximum Tender Offers”) to purchase for cash up to an aggregate principal amount of the debt securities listed in the table below (collectively, the “Notes”) that would not result in the aggregate amount that all holders of the Notes are entitled to receive, excluding accrued and unpaid interest, for their Notes that are validly tendered and accepted for purchase in the Maximum Tender Offers, exceeding the Aggregate Maximum Repurchase Amount (as defined below). In addition, the Company has amended the Maximum Tender Offers to increase the previously announced Aggregate Maximum Repurchase Amount from approximately $535.4 million (which gives effect to the Company’s purchase of certain of the 8.250% notes due 2018, issued by Devon OEI Operating, L.L.C., and the 6.300% notes due 2019, issued by the Company, for total consideration of approximately $664.6 million in the Company’s previously consummated tender offers (the “Any and All Offers”) for such notes) to such aggregate amount necessary to pay the Total Consideration (as defined below) for all of the 2.250% notes due 2018 (the “2018 Notes”) validly tendered and not validly withdrawn in the Maximum Tender Offers as of the Early Tender Date (as defined below), which Total Consideration is equal to approximately $652.1 million (as amended, the “Aggregate Maximum Repurchase Amount”). All other terms of the Maximum Tender Offers, as previously announced, remain unchanged. The Maximum Tender Offers were made pursuant to the terms and conditions set forth in the offer to purchase, dated August 4, 2016, and the related letter of transmittal (the “Tender Offer Documents”).

The table below sets forth the Total Consideration for the 2018 Notes that will be accepted for purchase.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (a)(b)	Total Consideration (a)(b)

2.250% notes due 2018(c)	25179MAT0	$750,000,000	1	0.750% UST due 7/31/2018	FIT1	+65 bps	$30	$1,019.56

7.500% notes due 2027(d)	812007AE2	$150,000,000	2	1.625% UST due 5/15/2026	FIT1	+290 bps	$30	—(f)

7.875% debentures due 2031(e)	25179SAD2	$1,250,000,000	3	2.500% UST due 5/15/2046	FIT1	+325 bps	$30	—(f)

7.950% debentures due 2032(c)	251799AA0	$1,000,000,000	4	2.500% UST due 5/15/2046	FIT1	+335 bps	$30	—(f)

4.000% notes due 2021(c)	25179MAK9	$500,000,000	5	1.125% UST due 7/31/2021	FIT1	+185 bps	$30	—(f)

5.600% notes due 2041(c)	25179MAL7	$1,250,000,000	6	2.500% UST due 5/15/2046	FIT1	+340 bps	$30	—(f)

(a)	Per $1,000 principal amount.

(b)	The Total Consideration was calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on August 18, 2016, and is inclusive of the Early Tender Payment set forth in the table above.

(c)	Issuer: Devon Energy Corporation.

(d)	Issuer: Devon OEI Operating, L.L.C.

(e)	Issuer: Devon Financing Company, L.L.C.

(f)	Notes from such series will not be accepted for purchase by the Company.

The “Total Consideration” listed in the table above for each $1,000 principal amount of the 2018 Notes was determined at 2:00 p.m., New York City time, on August 18, 2016. Only holders of the 2018 Notes who validly tendered and did not validly withdraw such 2018 Notes at or prior to the previously announced early tender date and time of 5:00 p.m., New York City time, on August 17, 2016 (the “Early Tender Date”) are eligible to receive the Total Consideration for such 2018 Notes accepted for purchase.

The Company will accept for purchase all of the 2018 Notes that have been validly tendered and not validly withdrawn. Since the Total Consideration payable with respect to such 2018 Notes will equal the Aggregate Maximum Repurchase Amount, none of the tendered Notes from any other series will be accepted for purchase pursuant to the Maximum Tender Offers. Holders will also receive accrued and unpaid interest on the 2018 Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such 2018 Notes, which date is anticipated to be August 19, 2016.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on August 31, 2016, unless extended or earlier terminated. Because the Maximum Tender Offers have been fully subscribed as of the Early Tender Date, holders who tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase. Any Notes tendered after the Early Tender Date, together with all Notes (other than the 2018 Notes) tendered at or prior to the Early Tender Date, will be returned to the holders thereof as described in the Tender Offer Documents.

Devon Energy will fund the Maximum Tender Offers with the net proceeds from previously completed asset sales and financing transactions. The Maximum Tender Offers are being made to reduce the Company’s outstanding debt, including the debt of its subsidiaries. After giving effect to the purchase by the Company of the Notes validly tendered and accepted for purchase in the Maximum Tender Offers, as well as the Company’s previously consummated Any and All Offers, the Company estimates that its total cash interest expense will be reduced by approximately $54 million on an annualized basis.

Information Relating to the Maximum Tender Offers

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are the Lead Dealer Managers for the Maximum Tender Offers and the Co-Dealer Managers are CIBC World Markets Corp., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. Investors with questions regarding the Maximum Tender Offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or RBC Capital Markets, LLC at (877) 381-2099 (toll free) or (212) 618-7822 (collect). D.F. King & Co., Inc. is the tender and information agent for the Maximum Tender Offers and can be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes, and the Maximum Tender Offers do not constitute offers to buy or the solicitation of offers to sell Notes in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the Maximum Tender Offers are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. The Tender Offer Documents may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/dvn or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 967-4617 (bankers and brokers can call collect at (212) 269-5550).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Maximum Tender Offers and reduce its outstanding indebtedness and the other risks identified in the offer to purchase relating to the Maximum Tender Offers, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon Energy operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The Company is the second-largest oil producer among North American onshore independents. For more information, visit www.devonenergy.com.

Investor Contacts

Howard Thill, 405-552-3693

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

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